Exhibit 3.1

Ed Murray Wyoming Secretary of State 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	Ed Murray WY Secretary of State FILED: 03/16/2017 04:37PM Original ID: 2010-000586694 Amendment ID: 2017-002033481

Profit Corporation
Articles of Amendment
1. Corporation name:
Crown Marketing

2. Article number(s)	1	is amended as follows:

The name of the corporation shall be America Great Health.

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	03/01/2017
(Date - mm/dd/yyy)

P-Amendment - Revised October 2015

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment)

Shares were not issued and the board of directors or incorporators have adopted the amendment.
OR

✓	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.
OR

Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Mike Qingkun Wang	Date:	03/05/2017
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyy)

Print Name:	Mike Qingkun Wang	Contact Person:	Wen B. (George) Kao

Title:	Chairman of the Board	Daytime Phone Number:	626-818-5854

		Email:	kao2872@yahoo.com
(Email provided will receive annual report reminders and filing evidence.) *May list multiple email addresses

Checklist
✓	Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.
✓	Please submit on originally signed document.
✓	Typical processing time is 3-5 business days following the date of receipt in our office.
✓	Please review from prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment - Revised October 2015

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: America Great Health
Old Name: Crown Marketing

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 16th day of March, 2017

Filed Date: 03/16/2017	/s/ Ed Murray Secretary of State
By: Cristina Castillo